UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2009

CLEARWATER PAPER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34146	20-3594554
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 West Riverside Ave., Suite 1100

Spokane, WA 99201

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (509) 344-5900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition

The Company is providing in this Current Report on Form 8-K certain supplemental financial information regarding completed fiscal periods. That information is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 8.01.	Other Events

Private Placement Offering

On June 5, 2009, the Company issued a press release announcing a proposed offering of $150 million aggregate principal amount of senior notes due 2016. A copy of the press release is attached as Exhibit 99.2 hereto and is incorporated by reference herein.

The Company is also providing the following supplemental information:

Alternative Fuel Mixture Tax Credit Update

The Company generates “black liquor” as a byproduct of its pulp manufacturing process and uses it in a mixture with diesel fuel to produce energy at its Lewiston, Idaho and Cypress Bend, Arkansas pulp and paperboard mills. The Company is registered with the Internal Revenue Service, or IRS, as an alternative fuel mixer and, as a registered alternative fuel mixer, believes that its use of black liquor as an alternative fuel qualifies it for a refundable tax credit equal to $0.50 per gallon of black liquor used in a mixture with diesel fuel to produce energy. The Company has received payments from the U.S. Treasury Department in the aggregate amount of $31.4 million with respect to its use of black liquor as an alternative fuel in a mixture with diesel fuel during the period from late January 2009 through March 31, 2009.

The Company has applied for additional alternative fuel mixture tax credits relating to subsequent periods in connection with its use of black liquor as an alternative fuel. On an annual basis, the Company anticipates using 300 to 400 million gallons of black liquor as an alternative fuel in a mixture with diesel fuel in its recovery boilers.

The Company’s results of operations and cash flows for the first quarter of 2009 do not include any amounts in connection with its receipt of refundable alternative fuel mixture tax credits. The Company is currently evaluating the treatment for financial reporting purposes of the refundable tax credit payments received, including the likelihood that credits received would be subject to corporate income tax.

The alternative fuel mixture tax credit is currently set to expire on December 31, 2009. There is relatively little guidance regarding the alternative fuel mixture tax credits, and the law governing the issue is complex. In addition, legislation has been proposed that would terminate the credit with respect to black liquor prior to December 31, 2009. Accordingly, there can be no assurance that the alternative fuel mixture tax credit for the use of black liquor will continue in effect, that the Company will remain qualified to receive the tax credits, that its applications for additional payments will be approved and paid, that it will be entitled to retain the amounts it receives, or that amounts received will not be subject to further review by the IRS.

The Company does not intend to announce its receipt of refundable tax credit payments related to the use of alternative fuel beyond what it has received for the first quarter of 2009, except in its Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K filed under the Securities Exchange Act of 1934, as amended.

Repayment of Borrowings

The Company reported in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 that it had $40.0 million in borrowings outstanding under its revolving credit facility as of March 31, 2009. The Company has repaid those borrowings in full as of the date of this Current Report on Form 8-K.

Forward Looking Statements

This Report contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including statements regarding the Company’s proposed offering of notes, the anticipated use of proceeds therefrom, the Company’s use of black liquor as an alternative fuel and the Company’s eligibility to receive refundable tax credit payments related to the use of this alternative fuel. These forward-looking statements are based on current expectations, estimates, assumptions and projections that are subject to change, and actual results may differ materially from the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, the impact of conditions in the credit markets generally and, in particular, for companies in the markets in which the Company operates, changes and uncertainty in the United States and international economies, changes in the law providing for the alternative fuel mixture tax credit, any change in the IRS’ conclusion that the Company is eligible for such refundable tax credits and other risks and uncertainties described above under the caption “Alternative Fuel Mixture Tax Credit Update” or from time to time in the Company’s public filings with the Securities and Exchange Commission. Forward looking statements contained in this Report present management’s views only as of the date of this Report. The Company does not intend to update any forward-looking statements to reflect changes in management’s views based on events or circumstances occurring after the date of this Report.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
99.1	Selected Historical Financial Data

99.2	Press release issued by Clearwater Paper Corporation, dated June 5, 2009: CLEARWATER PAPER CORPORATION ANNOUNCES PROPOSED OFFERING OF SENIOR NOTES

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 5, 2009

CLEARWATER PAPER CORPORATION

By:	/s/ Michael S. Gadd
Michael S. Gadd, Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Selected Historical Financial Data

99.2	Press release issued by Clearwater Paper Corporation, dated June 5, 2009: CLEARWATER PAPER CORPORATION ANNOUNCES PROPOSED OFFERING OF SENIOR NOTES

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